Exhibit 23.2

Consent of Independent Accountants

Pilgrim’s Pride Corporation
Greeley, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74984; 333-111929; 333-163639; 333-179563; 333-182586 and 333-186934) of Pilgrim’s Pride Corporation of our report dated November 24, 2017, relating to the consolidated financial statements of Granite Holdings S.a.r.l., which appears in this Form 8K/A.
/s/ BDO Northern Ireland

BDO Northern Ireland
Belfast, United Kingdom
November 24, 2017